                                                                 Exhibit 10.30.2

                                                        September 26, 2003



Allied HealthCare Products, Inc.
1720 Sublette Avenue
St. Louis, Missouri 63110

RE:  SECOND AMENDMENT

Gentlemen:

     ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation ("BORROWER") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LENDER") have entered into that certain Loan and Security Agreement dated April 24, 2002 (the "SECURITY AGREEMENT"). From time to time thereafter, Borrower and Lender may have executed various amendments (each an "AMENDMENT" and collectively the "AMENDMENTS") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "AGREEMENT"). Borrower and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   The Agreement hereby is amended as follows:

     (A) Section 1 of the Agreement with the definitions entitled "COLLATERAL", and "EXCLUDED REAL PROPERTY COLLATERAL" are deleted in their entirety and the following is substituted in their place:

     "COLLATERAL" shall mean all of the property of Borrower described in
     Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities, including the Real Property Collateral.

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ALLIED HEALTHCARE PRODUCTS, INC.
SEPTEMBER 26, 2003
PAGE 2


     "REAL PROPERTY COLLATERAL" Shall mean any and all real property or other property described in and securing Borrower's obligations under the Real Estate Loan Agreement.

     (B) Subsection 2(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

     (B)  REVOLVING LOANS.

          Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender shall, absent the occurrence of an Event of Default, make revolving loans and advances (the "REVOLVING LOANS") in an amount up to the sum of the following sublimits (the "REVOLVING LOAN LIMIT"):

     (i) Up to eighty percent (80%) of the face amount (less the maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; plus

     (ii) Up to fifty percent (50%) of the lower of the cost or market value of Borrower's Eligible Inventory or Seven Million and No/100 Dollars ($7,000,000.00), whichever is less; minus

     (iii)Such reserves as Lender elects, in its reasonable discretion, exercised in good faith, to establish from time to time, including, without limitation, a reserve with respect to Interest Rate Protection Agreement Obligations;

     provided, that the Revolving Loan Limit shall in no event exceed Fifteen Million and No/100 Dollars ($15,000,000.00) (the "MAXIMUM REVOLVING LOAN LIMIT") except as such amount may be decreased

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ALLIED HEALTHCARE PRODUCTS, INC.
SEPTEMBER 26, 2003
PAGE 3


     by Lender following the occurrence of an Event of Default.

     The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans to eliminate such excess.

     Amounts borrowed pursuant to this subsection 2(a) may be repaid by Borrower, and, subject to the terms and conditions of this Agreement and the Other Agreements, reborrowed at any time during the Original Term and any Renewal Term.

     Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

     A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Lender same day notice, no later than 10:30 A.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date;
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ALLIED HEALTHCARE PRODUCTS, INC.
SEPTEMBER 26, 2003
PAGE 4

     provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that Borrower maintains a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrower, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it, except in the event of Lender's willful misconduct or gross negligence.

     Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: the proceeds of each Revolving Loan requested under
     Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower
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ALLIED HEALTHCARE PRODUCTS, INC.
SEPTEMBER 26, 2003
PAGE 5


     and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower.

     (C) Subsection 4(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

          4.   INTEREST, FEES, AND CHARGES.

               (A) Each Loan shall bear interest at the rate of one percent (1%) per annum in excess of the Prime Rate, payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate. Upon the occurrence of an Event of Default, each Loan shall bear interest at the rate of two percent (2%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

     (D) Subsection (4)(c)(ii) of the Agreement is deleted in its entirety and the following is substituted in its place.

          (II) AMENDMENT FEE: Borrower shall pay to Lender an amendment fee of Thirty Eight Thousand Seven Hundred Fifty and No/100 Dollars ($38,750.00), which fee shall be fully earned by Lender and payable to Lender upon execution of this Amendment.

     (E) Subsection (4)(c)(vi) of the Agreement is amended to add the following provision:

          (VI) TRANSACTION FEE: Borrower shall pay to Lender a transaction fee of One Thousand and No/100 Dollars ($1,000.00), which fee
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ALLIED HEALTHCARE PRODUCTS, INC.
SEPTEMBER 26, 2003
PAGE 6


               shall be fully earned by Lender and payable to Lender upon execution of this Amendment.

     (F) Subsection 5(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

          (A)  GRANT OF SECURITY INTEREST TO LENDER.

               As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower (which shall include the Real Property Collateral), whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto; (i) any other property of Borrower now or hereafter in the possession, custody or

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ALLIED HEALTHCARE PRODUCTS, INC.
SEPTEMBER 26, 2003
PAGE 7

               control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

     (G) Subsection 14(b) of the Agreement is deleted in its entirety and the following is substituted in its place:

     (B) FIXED CHARGE COVERAGE RATIO: (i) As of the last day of each quarter ending September 30, 2003 and December 31, 2003, and (ii) as of the last day of each month commencing February 29, 2004, and, in each case, for the twelve (12) month period ending on each such date, Borrower hereby covenants and agrees not to permit the Ratio of EBITDA to Fixed Charges for each month set forth below to be less than the amount set forth below for such period:


          Period                                                                  Amount
          ----------------------------------------------------------------- ---------------
          September 30, 2003                                                  .50 to 1.0
          ----------------------------------------------------------------- ---------------
          December 31, 2003                                                   .50 to 1.0
          ----------------------------------------------------------------- ---------------
          February 29, 2004                                                   .50 to 1.0
          ----------------------------------------------------------------- ---------------
          March 31, 2004                                                      .50 to 1.0
          ----------------------------------------------------------------- ---------------
          April 30, 2004                                                      .50 to 1.0
          ----------------------------------------------------------------- ---------------
          May 31, 2004                                                        .50 to 1.0
          ----------------------------------------------------------------- ---------------
          June 30, 2004                                                       .75 to 1.0
          ----------------------------------------------------------------- ---------------

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ALLIED HEALTHCARE PRODUCTS, INC.
SEPTEMBER 26, 2003
PAGE 8


                                        Period                                   Amount
           ----------------------------------------------------------------- ---------------
           July 31, 2004                                                       .75 to 1.0
           ----------------------------------------------------------------- ---------------
           August 31, 2004                                                     .75 to 1.0
           ----------------------------------------------------------------- ---------------
           September 30, 2004, and for each twelve (12) month period           1.0 to 1.0
           ending on the last day of each month thereafter.
           ----------------------------------------------------------------- ---------------



     (H) Subsection 14(c) of the Agreement entitled "EBITDA" is deleted in its entirety and the phrase "INTENTIONALLY OMITTED" is substituted in its place.

     2. This Amendment shall not become effective until (i) fully executed by all parties hereto, and (ii) the real estate term loan with Lender is amended to cross secure all Liabilities under the Agreement.

     3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement hereby is ratified and confirmed by the parties hereto and remains in full force and effect in accordance with the terms thereof.


                        LASALLE BANK NATIONAL ASSOCIATION

                        By___________________________________________________
                        Title________________________________________________


ACKNOWLEDGED AND AGREED TO
this ____ day of September, 2003:

ALLIED HEALTHCARE PRODUCTS, INC.

By___________________________________________________
       EARL R. REFSLAND
Title PRESIDENT
Date SEPTEMBER 23, 2003